EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Registration Statement of Praegitzer Industries, Inc. on Form S-8 of our report dated September 4, 1998, appearing in the Annual Report on Form 10-K of Praegitzer Industries, Inc. for the year ended June 30, 1998.


DELOITTE & TOUCHE LLP

Portland, Oregon
June 7, 1999